UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2017

KKR & CO. L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-34820	26-0426107
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS EmployerIdentification No.)

9 West 57th Street, Suite 4200 New York, New York	10019
(Address of principal executive offices)	(Zip Code)

(212) 750-8300
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

Item 1.01	Entry into a Material Definitive Agreement

On June 29, 2017, KKR Capital Markets Holdings L.P. and certain other capital market subsidiaries (collectively, the “Borrowers”) of KKR & Co. L.P. (together with its subsidiaries, “KKR”) entered into a 364-day revolving credit agreement (the “Agreement”) with Mizuho Bank, Ltd., as administrative agent.  The Agreement provides for revolving borrowings of up to $750 million, expires on June 28, 2018, and ranks pari passu with the existing $500 million credit facility provided by them for KKR's capital markets business.  Borrowings under the Agreement may only be used to facilitate the settlement of debt transactions syndicated by KKR’s capital markets business.  Obligations under the Agreement are limited to the Borrowers, which are solely entities involved in KKR’s capital markets business, and liabilities under the Agreement are non-recourse to other parts of KKR.

If a borrowing is made under the Agreement, the interest rate will vary depending on the type of drawdown requested.  If the borrowing is a Eurocurrency loan, it will be based on a LIBOR rate plus an applicable margin ranging between 1.25% and 2.50%, depending on the duration of the loan.  If the borrowing is an ABR loan, it will be based on a base rate plus an applicable margin ranging between 0.25% and 1.50%, depending on the duration of the loan.  A facility fee of 0.20% is also payable on the entire facility amount.

The Agreement contains customary representations and warranties, events of default, and affirmative and negative covenants, including a financial covenant providing for a maximum debt to equity ratio for the Borrowers. The Borrowers’ obligations under the Agreement are secured by certain assets of the Borrowers, including a pledge of equity interests of certain subsidiaries of the Borrowers.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KKR & CO. L.P.
By: KKR Management LLC, its general partner

Date: July 6, 2017	By:	/s/ Christopher Lee
Name: Christopher Lee
Title: Assistant Secretary